EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB FOURTH QUARTER NET INCOME OF $597 MILLION CAPS RECORD YEAR
2017 Revenues Rise 15% to $8.6 Billion, Net Income Grows 25% to $2.4 Billion, Both Records
Core Net New Assets Rise 58% to a Record $198.6 Billion for the Year

SAN FRANCISCO, January 17, 2018 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2017 was $597 million, up 14% from $522 million for the fourth quarter of 2016. Net income for the twelve months ended December 31, 2017 was nearly $2.4 billion, up 25% year-over-year. The company’s financial results for the fourth quarter and full-year 2017 were impacted by the tax reform legislation signed in December − a one-time tax expense of approximately $46 million decreased earnings per share by $0.03.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Financial Highlights	2017 (1)	2016	Change	2017 (1)	2016 (2)	Change

Net revenues (in millions)	$2,242	$1,972	14%	$8,618	$7,478	15%
Net income (in millions)	$597	$522	14%	$2,354	$1,889	25%
Diluted earnings per common share	$.41	$.36	14%	$1.61	$1.31	23%
Pre-tax profit margin	42.5%	41.8%		42.4%	40.0%
Return on average common
stockholders’ equity (annualized)	14%	14%		15%	14%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Effective January 1, 2017, a new accounting standard prospectively changed the treatment of a portion of the tax deductions relating to equity compensation. These deductions were previously reflected in additional paid-in capital, a component of stockholders’ equity, and are now included in taxes on income, a component of net income. The company’s tax expense for the fourth quarter and full year 2017 decreased by approximately $40 million and $87 million, respectively, as a result of this change. Future effects will depend on the company’s share price, restricted stock vesting, and the volume of equity incentive options exercised.
(2) Reflects net litigation proceeds of $16 million in 2016, relating to the company’s non-agency residential mortgage-backed securities (RMBS) portfolio, which are included in Other revenue.

CEO Walt Bettinger said, “Our steady focus on operating ‘through clients’ eyes’ has been a driving force in helping Schwab achieve another record year. In 2017, clients opened 1.4 million accounts, and households new to Schwab’s Retail business rose by 49% versus 2016; 54% of these households were age 40 or younger. In addition, clients trusted Schwab with a record $198.6 billion of core net new assets, up 58% from 2016 and marking a 7% organic growth rate. Both of our primary businesses attracted record inflows, with Retail and Advisor Services net new assets rising 57% and 59%, respectively, year-over-year. This impressive asset gathering was helped by a 75% increase in net transfers of assets from other firms, reflecting our strengthened competitive position. Our success with clients was bolstered by strength in the equity markets − the S&P 500® Index finished 2017 up 19%. In this environment, investor sentiment reached highs not seen in almost two decades, and clients actively engaged in the markets.”

Mr. Bettinger continued, “With a second straight top ranking in J.D. Power’s U.S. Full-Service Investor Satisfaction Survey*, we believe that the range of planning and advice solutions available through our modern approach to wealth management continues to resonate with clients. Assets enrolled in one of our retail or other advisory solutions continued to grow faster than client assets overall, reaching a record $268.7 billion at year-end, up 24%. In addition, our digital advisory solutions (Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Advisory®) have surpassed $27 billion in client assets with 223,000 active accounts. Total client assets as of December 31st were a record $3.36 trillion, up 21% year-over-year. We ended 2017 serving 10.8 million active brokerage accounts, 1.2 million banking accounts, and 1.6 million retirement plan participants.”

Mr. Bettinger noted, “In 2017, we continued to build Schwab through our ‘Virtuous Cycle’ approach: we challenged the status quo to benefit investors, resulting in clients entrusting us with record assets, which helped lead to record financial results. We achieved record annual net revenues for the fifth straight year, reaching $8.6 billion, up 15% from 2016. At the same time, we increased project spending, hired more client-facing employees, and made ongoing investments to support the growth we’ve achieved and to help meet client service expectations. By once again effectively balancing near-term profitability and reinvestment for long-term growth, we were able to deliver a fourth consecutive year of record net income, up 25% to almost $2.4 billion. We recognize that these results are made possible by our employees’ passion for serving our clients every day, and in the fourth quarter we rewarded about 9,000 of our non-executive staff with a one-time ‘Through Clients’ Eyes’ award, totaling $9 million overall.”

Mr. Bettinger added, “When Chuck Schwab started the company over 40 years ago, he sought to level the playing field for all investors. Last year, we continued to deliver on that vision by pursuing our goal of a ‘no trade-offs’ combination of value, service, transparency, and trust. We shared the benefits of scale with our clients by announcing nearly $400 million in annualized price reductions. In February, we lowered equity and options trade commissions from $8.95 to $4.95 and dropped the per contract option fee to $0.65. We also reduced the operating expense ratios on our market cap-weighted index mutual funds to align with their ETF equivalents. Additionally and perhaps more importantly, we eliminated investment minimums and multiple share classes for both fundamental and market cap-weighted index funds, offering our best pricing to every investor, from the smallest to the largest. At the same time, we introduced a broad-reaching Satisfaction Guarantee, unique for our industry.** In the fourth quarter, we streamlined share classes and decreased operating expense ratios on our money market funds, enhancing the net yields available to our clients. Also during the year, we started an industry-first national advertising campaign on behalf of the RIAs that we serve and we rolled-out Schwab Advisor StreetSmart Edge®, providing advisors with streaming of real-time quotes, advanced charting, and additional trading capabilities. We continued to enhance our product offerings during 2017, adding 34 ETFs to Schwab ETF OneSource™ – investors and advisors can now buy and sell 242 ETFs covering 69 Morningstar categories. Later in the year we initiated the Schwab 1000 Index® ETF – a new low-cost way to gain exposure to America’s largest 1,000 stocks. Additionally, we launched three index mutual funds: Schwab® U.S. Large-Cap Value Index Fund, Schwab® U.S. Large-Cap Growth Index Fund, and Schwab® U.S. Mid-Cap Index Fund. On the technology front, we released a new account summary page, allowing clients to aggregate their non-Schwab account information on Schwab.com and enabling a more holistic view of their finances. We are proud of the progress we made in 2017, humbled by our clients’ response, and committed to sustaining Chuck’s vision in everything we do.”

CFO Peter Crawford commented, “Schwab’s record 2017 financial results demonstrate the power of our financial formula working as designed: our robust business growth supported strong revenue growth through multiple sources, which we combined with continued expense discipline to drive significantly improved profitability. As Walt described, our success with clients and a favorable environment resulted in a 21% increase in client assets. We turned this growth into a 15% lift in revenues through record contributions from our two largest revenue sources. Net interest revenue rose 29% to $4.3 billion due to rising interest rates as well as growing client cash balances. Asset management and administration fees reached a record $3.4 billion, up 11% from 2016, driven by growing balances in advised solutions, mutual funds, and ETFs. These increases more than offset the 21% decline in trading revenue resulting from our pricing actions. Turning to expenses, our 11% year-over-year rise was consistent with expectations and included higher Compensation due to added staffing and incentive costs relating to our strong asset gathering, as well as higher Professional services outlays relating to project spending and third-party fees tied to higher balances in our asset management business. Through our continued expense discipline we achieved a 440 basis point gap between revenue and expense growth, resulting in a record 42.4% pre-tax profit margin, a 240 basis point expansion over last year.”

Mr. Crawford concluded, “Effective balance sheet management remains core to supporting our success and our 2017 return on equity was 15%, the highest since 2009. Throughout last year, we were mindful of approaching the

$250 billion consolidated asset threshold and the related implications for heightened regulatory requirements. As we aimed for crossing the threshold in 2018, we limited bulk transfers of sweep balances from money market funds to Schwab Bank – which help us more effectively optimize the spread earned on client cash – to $2.0 billion, including approximately $1.1 billion in the fourth quarter. We also transferred $2.9 billion of Schwab One® sweep balances, which were already on our balance sheet, to the Bank, including $400 million in the fourth quarter. Another part of managing our approach to $250 billion involved the utilization of Federal Home Loan Bank advances to provide temporary funding for Bank portfolio investments that will eventually be supported by bulk transfers. These borrowings, which totaled $15 billion at year-end, enabled us to strengthen net interest revenue by getting a head-start on anticipated 2018 bulk transfers while controlling our approach to the threshold. We also worked to improve our capital mix by replacing $485 million of 6% preferred shares with a lower rate preferred offering, and by issuing $1.5 billion of senior notes in advance of debt maturing in 2018 and to support continued business growth. By month-end December, our consolidated balance sheet reached $243 billion and our preliminary Tier 1 Leverage Ratio was 7.6%. We ended the year poised to cross the $250 billion consolidated asset threshold during the first half of 2018 as we continue to drive strong balance sheet growth through a combination of asset gathering and bulk transfers.”

Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 248,000, up 36% year-over-year; total accounts were 7.4 million, up 4% year-over-year.

•	Opened one independent branch in Germantown, WI, to bring the total to 40, continuing the company’s franchising initiative designed to make financial advice more accessible.

Advisor Services

•	Hosted 4,900 advisors, exhibitors, sponsors, and media at our IMPACT® conference – the largest and longest-running annual gathering of independent registered investment advisors.

•
Expanded Schwab OpenView Gateway®, the open architecture platform that enables integration between Schwab systems and technology providers, by adding eMoney for financial planning and Addepar for portfolio management.

Products and Infrastructure

•	Launched new StreetSmart Central™ and StreetSmart Mobile™ Trading Platforms, marking the full integration of optionsXpress® technology within Schwab.

•	For Charles Schwab Bank:

◦	Balance sheet assets = $198.6 billion, up 13% year-over-year.

◦	Outstanding mortgage and home equity loans = $12.0 billion, up 4% year-over-year.

◦	Pledged Asset Line® balances = $4.4 billion, up 13% year-over-year.

◦	Schwab Bank High Yield Investor Checking® accounts = 1.0 million, with $13.4 billion in balances.

•	Client assets managed by Windhaven® totaled $8.1 billion, down 10% from the fourth quarter of 2016.

•	Client assets managed by ThomasPartners® totaled $14.6 billion, up 43% from the fourth quarter of 2016.

•
Client assets managed by one of the company’s digital advisory solutions (Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Advisory®) totaled $27.3 billion, up 122% from the fourth quarter of 2016.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

*Charles Schwab received the highest numerical score in the J.D. Power 2016 and 2017 Full Service Investor Satisfaction Studies, based on 6,006 responses from 20 firms measuring opinions of investors who used full-service investment institutions and were surveyed in January 2016 and 6,579 responses from 20 firms measuring opinions of investors who used full-service investment institutions and were surveyed in January 2017. Your experiences may vary. Visit jdpower.com.

**Restrictions apply: The $4.95 commission does not apply to certain transactions. All broker-assisted and automated phone trades are subject to service charges. See the Charles Schwab Pricing Guide for Individual Investors for full fee and commission schedules. If you are not completely satisfied for any reason, at your request Charles Schwab & Co., Inc. will refund any eligible fee related to your concern within the time frames described below. Two kinds of “Fees” are eligible for this guarantee: (1) asset-based “Program Fees” for certain investment advisory services sponsored by Schwab; and (2) commissions and fees listed in the Charles Schwab Pricing Guide for Individual Investors (“Account Fees”). Program Fee refund requests must be received no later than the next calendar quarter after the Fee was charged. Account Fee refund requests must be received within one year of the date that the Fee was charged.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary, which discusses the impact of tax reform legislation, was posted on December 22, 2017.

Business Update
The company has scheduled a Business Update for institutional investors on Tuesday, February 6, 2018. The Update is scheduled to run from approximately 8:30 a.m. - 12:15 p.m. PT, 11:30 a.m. - 3:15 p.m. ET. Participants will include members of the company’s executive management. A simultaneous webcast of this Update will be accessible to the public at http://schwabevents.com/corporation.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s business growth; crossing the $250 billion asset threshold; balance sheet growth; asset gathering; and bulk transfers. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates and equity valuations; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; client use of the company’s investment advisory services and other products and services; the timing and amount of bulk transfers; the quality of the company’s balance sheet assets; client sensitivity to interest rates; regulatory guidance; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 345 offices and 10.8 million active brokerage accounts, 1.6 million corporate retirement plan participants, 1.2 million banking accounts, and $3.36 trillion in client assets as of December 31, 2017. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net Revenues
Interest revenue	$1,266	$952	$4,624	$3,493
Interest expense	(119)	(45)	(342)	(171)
Net interest revenue	1,147	907	4,282	3,322
Asset management and administration fees (1)	863	801	3,392	3,055
Trading revenue	154	202	654	825
Other	78	62	290	271
Provision for loan losses	—	—	—	5
Total net revenues	2,242	1,972	8,618	7,478
Expenses Excluding Interest
Compensation and benefits	711	629	2,737	2,466
Professional services	151	134	580	506
Occupancy and equipment	113	99	436	398
Advertising and market development	63	61	268	265
Communications	60	58	231	237
Depreciation and amortization	69	61	269	234
Regulatory fees and assessments	46	42	179	144
Other	76	64	268	235
Total expenses excluding interest	1,289	1,148	4,968	4,485
Income before taxes on income	953	824	3,650	2,993
Taxes on income (2)	356	302	1,296	1,104
Net Income	597	522	2,354	1,889
Preferred stock dividends and other (3)	47	44	174	143
Net Income Available to Common Stockholders	$550	$478	$2,180	$1,746
Weighted-Average Common Shares Outstanding:
Basic	1,343	1,329	1,339	1,324
Diluted	1,358	1,341	1,353	1,334
Earnings Per Common Shares Outstanding:
Basic	$.41	$.36	$1.63	$1.32
Diluted	$.41	$.36	$1.61	$1.31
Dividends Declared Per Common Share	$.08	$.07	$.32	$.27

(1) Includes fee waivers of $0 million and $31 million during the fourth quarters of 2017 and 2016, respectively, and $10 million and $224 million during the twelve months ended December 31, 2017 and 2016, respectively, relating to Schwab-sponsored money market funds.
(2) Taxes on income were reduced by approximately $40 million and $87 million for the three and twelve months ended December 31, 2017 to reflect the required adoption of Accounting Standards Update 2016-09, which changes the accounting treatment of a portion of the tax deductions relating to equity compensation. Taxes on income were also increased by approximately $46 million in December 2017 due to the enactment of the Tax Cuts and Jobs Act legislation resulting in the remeasurement of deferred tax assets and other tax adjustments.
(3) Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q4-17 % change		2017				2016
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-16	Q3-17	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	26%	6%	$1,147	$1,082	$1,053	$1,000	$907
Asset management and administration fees	8%	—	863	861	845	823	801
Trading revenue	(24)%	2%	154	151	157	192	202
Other	26%	10%	78	71	75	66	62
Provision for loan losses	—	—	—	—	—	—	—
Total net revenues	14%	4%	2,242	2,165	2,130	2,081	1,972
Expenses Excluding Interest
Compensation and benefits	13%	7%	711	662	663	701	629
Professional services	13%	(1)%	151	152	144	133	134
Occupancy and equipment	14%	2%	113	111	107	105	99
Advertising and market development	3%	—	63	63	71	71	61
Communications	3%	7%	60	56	58	57	58
Depreciation and amortization	13%	—	69	69	66	65	61
Regulatory fees and assessments	10%	7%	46	43	46	44	42
Other	19%	19%	76	64	66	62	64
Total expenses excluding interest	12%	6%	1,289	1,220	1,221	1,238	1,148
Income before taxes on income	16%	1%	953	945	909	843	824
Taxes on income	18%	9%	356	327	334	279	302
Net Income	14%	(3)%	$597	$618	$575	$564	$522
Preferred stock dividends and other	7%	9%	47	43	45	39	44
Net Income Available to Common Stockholders	15%	(4)%	$550	$575	$530	$525	$478
Earnings per common share:
Basic	14%	(5)%	$.41	$.43	$.40	$.39	$.36
Diluted	14%	(2)%	$.41	$.42	$.39	$.39	$.36
Dividends declared per common share	14%	—	$.08	$.08	$.08	$.08	$.07
Weighted-average common shares outstanding:
Basic	1%	—	1,343	1,339	1,338	1,336	1,329
Diluted	1%	—	1,358	1,353	1,351	1,351	1,341
Performance Measures
Pre-tax profit margin			42.5%	43.6%	42.7%	40.5%	41.8%
Return on average common stockholders’ equity (annualized) (1)			14%	15%	15%	15%	14%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(32)%	(5)%	$15.1	$15.9	$18.5	$21.2	$22.2
Receivables from brokerage clients — net	20%	11%	20.6	18.5	18.0	16.7	17.2
Bank loans — net	7%	2%	16.5	16.2	15.8	15.5	15.4
Total assets	9%	5%	243.3	230.7	220.6	227.1	223.4
Bank deposits	4%	3%	169.7	165.3	162.3	166.9	163.5
Payables to brokerage clients	(13)%	(1)%	31.2	31.5	33.0	34.3	35.9
Short-term borrowings	N/M	200%	15.0	5.0	.3	.6	—
Long-term debt	66%	45%	4.8	3.3	3.5	3.5	2.9
Stockholders’ equity	13%	3%	18.5	18.0	17.5	17.0	16.4
Other
Full-time equivalent employees (at quarter end, in thousands)	9%	2%	17.6	17.3	16.9	16.5	16.2
Capital expenditures — purchases of equipment, office facilities, and
property, net (in millions)	64%	19%	$141	$118	$86	$67	$86
Expenses excluding interest as a percentage of average client assets
(annualized)			0.16%	0.16%	0.16%	0.18%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	18%	11%	345	312	311	317	293
Asset-based trades (3)	13%	(12)%	120	137	103	103	106
Other trades (4)	(6)%	(11)%	163	184	175	165	174
Total	10%	(1)%	628	633	589	585	573
Average Revenue Per Revenue Trade (2)	(34)%	(5)%	$7.33	$7.74	$7.96	$9.84	$11.03

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.
N/M Not meaningful.

- -6 -

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2017			2016			2017			2016
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$11,582	$37	1.27%	$10,052	$13	0.51%	$9,931	$109	1.10%	$11,143	$57	0.51%
Cash and investments segregated	15,307	46	1.19%	21,047	28	0.53%	18,525	166	0.90%	20,104	93	0.46%
Broker-related receivables	438	1	0.91%	493	1	0.27%	430	3	0.70%	558	1	0.22%
Receivables from brokerage clients	17,478	160	3.63%	15,145	125	3.28%	16,269	575	3.53%	15,001	497	3.31%
Available for sale securities (1)	47,016	200	1.69%	76,624	247	1.28%	53,040	815	1.54%	72,586	883	1.22%
Held to maturity securities	115,694	663	2.27%	68,351	396	2.30%	103,599	2,354	2.27%	57,451	1,402	2.44%
Bank loans	16,378	125	3.03%	15,148	103	2.71%	15,919	472	2.97%	14,715	400	2.72%
Total interest-earning assets	223,893	1,232	2.18%	206,860	913	1.76%	217,713	4,494	2.06%	191,558	3,333	1.74%
Other interest revenue		34			39			130			160
Total interest-earning assets	$223,893	$1,266	2.24%	$206,860	$952	1.83%	$217,713	$4,624	2.12%	$191,558	$3,493	1.82%
Funding sources:
Bank deposits	$165,552	$50	0.12%	$154,357	$11	0.03%	$163,998	$148	0.09%	$141,432	$37	0.03%
Payables to brokerage clients	23,038	5	0.09%	27,141	1	0.01%	25,403	16	0.06%	26,311	3	0.01%
Short-term borrowings	9,520	30	1.25%	2,429	3	0.49%	3,503	41	1.17%	1,864	9	0.48%
Long-term debt	3,671	30	3.24%	2,876	26	3.60%	3,431	119	3.47%	2,876	104	3.62%
Total interest-bearing liabilities	201,781	115	0.23%	186,803	41	0.09%	196,335	324	0.17%	172,483	153	0.09%
Non-interest-bearing funding sources	22,112			20,057			21,378			19,075
Other interest expense		4			4			18			18
Total funding sources	$223,893	$119	0.21%	$206,860	$45	0.09%	$217,713	$342	0.15%	$191,558	$171	0.09%
Net interest revenue		$1,147	2.03%		$907	1.74%		$4,282	1.97%		$3,322	1.73%
(1) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2017			2016			2017			2016
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$162,249	$200	0.49%	$162,207	$238	0.58%	$160,735	$875	0.54%	$164,120	$962	0.59%
Fee waivers		—			(31)			(10)			(224)
Schwab money market funds	162,249	200	0.49%	162,207	207	0.51%	160,735	865	0.54%	164,120	738	0.45%
Schwab equity and bond funds and ETFs	179,764	60	0.13%	125,814	57	0.18%	158,625	223	0.14%	115,849	217	0.19%
Mutual Fund OneSource ® and other
non-transaction fee funds	219,157	178	0.32%	198,289	168	0.34%	215,333	706	0.33%	199,389	676	0.34%
Other third-party mutual funds and ETFs (1)	309,007	69	0.09%	264,703	59	0.09%	286,111	251	0.09%	254,584	222	0.09%
Total mutual funds and ETFs (2)	$870,177	507	0.23%	$751,013	491	0.26%	$820,804	2,045	0.25%	$733,942	1,853	0.25%
Advice solutions (2) :
Fee-based	$216,546	278	0.51%	$184,007	237	0.51%	$203,794	1,043	0.51%	$177,409	915	0.52%
Non-fee based	55,368	—	—	38,714	—	—	48,936	—	—	35,262	—	—
Total advice solutions	$271,914	278	0.41%	$222,721	237	0.42%	$252,730	1,043	0.41%	$212,671	915	0.43%
Other balance-based fees (3)	$451,310	66	0.06%	$349,610	59	0.07%	$417,659	258	0.06%	$339,071	235	0.07%
Other (4)		12			14			46			52
Total asset management and administration fees		$863			$801			$3,392			$3,055
(1) Includes Schwab ETF OneSource™.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Advisory®, launched in March 2017; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Beginning in the fourth quarter of 2017, a prospective change was made to add non-fee based average assets from managed portfolios. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For a total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees. Beginning in the first quarter of 2017, a prospective methodology change was made to average client assets relating to 401(k) recordkeeping fees to provide improved insight into the associated fee driver, which resulted in an increase of approximately $25 billion. There was no impact to revenue or the average fee.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q4-17 % Change		2017				2016
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-16	Q3-17	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	1%	2%	$198.6	$195.0	$193.7	$199.6	$197.4
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	—	3%	163.6	159.2	156.2	162.9	163.5
Equity and bond funds (1)	25%	7%	82.5	77.3	73.3	70.1	66.1
Total proprietary mutual funds	7%	4%	246.1	236.5	229.5	233.0	229.6
Mutual Fund Marketplace® (2)
Mutual Fund OneSource® and other non-transaction fee funds	13%	2%	225.2	221.2	224.7	204.9	198.9
Mutual fund clearing services	35%	12%	265.4	236.5	226.4	197.5	196.6
Other third-party mutual funds	22%	5%	682.6	652.5	609.0	596.2	558.2
Total Mutual Fund Marketplace	23%	6%	1,173.2	1,110.2	1,060.1	998.6	953.7
Total mutual fund assets	20%	5%	1,419.3	1,346.7	1,289.6	1,231.6	1,183.3
Exchange-traded funds (ETFs)
Proprietary ETFs (1)	66%	13%	99.1	87.8	78.0	69.3	59.8
ETF OneSource™ (2)	35%	8%	28.7	26.6	24.9	23.1	21.2
Other third-party ETFs	30%	8%	308.8	286.7	270.2	257.0	238.3
Total ETF assets	37%	9%	436.6	401.1	373.1	349.4	319.3
Equity and other securities	22%	6%	1,080.0	1,016.9	971.4	939.7	886.5
Fixed income securities	18%	3%	245.6	238.4	229.3	217.5	208.3
Margin loans outstanding	20%	8%	(18.3)	(16.9)	(16.5)	(15.3)	(15.3)
Total client assets	21%	6%	$3,361.8	$3,181.2	$3,040.6	$2,922.5	$2,779.5
Client assets by business
Investor Services	21%	6%	$1,810.9	$1,707.0	$1,634.1	$1,565.9	$1,495.4
Advisor Services	21%	5%	1,550.9	1,474.2	1,406.5	1,356.6	1,284.1
Total client assets	21%	6%	$3,361.8	$3,181.2	$3,040.6	$2,922.5	$2,779.5
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (3)	N/M	98%	$46.4	$23.4	$39.9	$14.0	$13.7
Advisor Services	37%	12%	31.7	28.2	24.6	24.9	23.2
Total net new assets	112%	51%	$78.1	$51.6	$64.5	$38.9	$36.9
Net market gains	N/M	15%	102.5	89.0	53.6	104.1	17.3
Net growth	N/M	28%	$180.6	$140.6	$118.1	$143.0	$54.2
New brokerage accounts (in thousands, for the quarter ended)	32%	15%	386	336	357	362	293
Clients (in thousands)
Active Brokerage Accounts	6%	2%	10,755	10,565	10,487	10,320	10,155
Banking Accounts	8%	2%	1,197	1,176	1,143	1,120	1,106
Corporate Retirement Plan Participants	2%	1%	1,568	1,552	1,540	1,545	1,543

(1) Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of December 31, 2017, off-platform equity and bond funds and ETFs were $10.1 billion and $24.0 billion, respectively.
(2) Excludes all proprietary mutual funds and ETFs.
(3) Fourth quarter of 2017 includes an inflow of $16.2 billion from a mutual fund clearing services client. Second quarter of 2017 includes inflows of $18.3 billion from a mutual fund clearing services client. First quarter of 2017 includes an outflow of $9.0 billion from a mutual fund clearing services client.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For December 2017

	2016	2017												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	19,763	19,864	20,812	20,663	20,941	21,009	21,350	21,891	21,948	22,405	23,377	24,272	24,719	2%	25%
Nasdaq Composite	5,383	5,615	5,825	5,912	6,048	6,199	6,140	6,348	6,429	6,496	6,728	6,874	6,903	—	28%
Standard & Poor’s 500	2,239	2,279	2,364	2,363	2,384	2,412	2,423	2,470	2,472	2,519	2,575	2,648	2,674	1%	19%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,734.6	2,779.5	2,831.3	2,895.2	2,922.5	2,948.8	2,995.8	3,040.6	3,099.9	3,122.3	3,181.2	3,256.5	3,318.8
Net New Assets (1)	18.9	11.1	6.6	21.2	2.8	24.0	37.7	15.8	18.0	17.8	35.4	15.7	27.0	72%	43%
Net Market Gains	26.0	40.7	57.3	6.1	23.5	23.0	7.1	43.5	4.4	41.1	39.9	46.6	16.0
Total Client Assets (at month end)	2,779.5	2,831.3	2,895.2	2,922.5	2,948.8	2,995.8	3,040.6	3,099.9	3,122.3	3,181.2	3,256.5	3,318.8	3,361.8	1%	21%
Receiving Ongoing Advisory Services
(at month end)
Investor Services	217.1	220.8	227.9	230.9	234.4	239.1	242.2	247.2	249.9	255.0	259.8	265.1	268.7	1%	24%
Advisor Services (2)	1,184.3	1,208.4	1,239.0	1,250.9	1,262.7	1,283.4	1,297.6	1,323.8	1,333.1	1,358.6	1,382.6	1,410.8	1,431.1	1%	21%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts (3)	10,155	10,198	10,254	10,320	10,386	10,439	10,487	10,477	10,525	10,565	10,603	10,671	10,755	1%	6%
Banking Accounts	1,106	1,109	1,117	1,120	1,128	1,138	1,143	1,154	1,167	1,176	1,181	1,192	1,197	—	8%
Corporate Retirement Plan Participants	1,543	1,543	1,534	1,545	1,543	1,541	1,540	1,540	1,550	1,552	1,556	1,564	1,568	—	2%
Client Activity
New Brokerage Accounts (in thousands)	116	111	113	138	125	115	117	107	123	106	117	122	147	20%	27%
Inbound Calls (in thousands)	1,931	1,817	1,787	2,111	1,788	1,727	1,736	1,683	1,823	1,709	1,988	1,804	2,046	13%	6%
Web Logins (in thousands)	40,720	40,047	40,717	45,441	39,750	44,024	43,790	42,236	47,290	39,639	51,454	50,583	54,486	8%	34%
Client Cash as a Percentage of Client Assets (4)	13.0%	12.7%	12.4%	12.4%	12.1%	11.8%	11.5%	11.3%	11.4%	11.1%	10.9%	10.8%	10.8%	—	(220) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (5, 6)
(in millions of dollars)
Large Capitalization Stock	565	265	580	(125)	346	134	(63)	(95)	(1,683)	(138)	(51)	85	1,023
Small / Mid Capitalization Stock	1,103	1,364	673	(409)	(797)	(285)	(322)	(139)	(293)	45	378	(144)	274
International	(683)	1,296	1,633	1,703	2,410	3,610	3,631	2,675	1,705	1,549	1,913	2,627	1,852
Specialized	20	411	1,007	273	570	529	647	236	279	465	655	58	424
Hybrid	(456)	(53)	258	563	92	65	(340)	142	(272)	460	(118)	(263)	307
Taxable Bond	1,045	3,144	3,535	3,876	2,060	3,618	3,499	3,064	3,481	3,809	3,466	2,389	2,561
Tax-Free Bond	(1,692)	864	472	300	155	290	507	453	715	494	452	371	341
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	(5,825)	2,522	4,005	2,368	1,116	3,837	2,980	3,201	1,048	3,002	2,401	882	775
Exchange-Traded Funds (6)	5,727	4,769	4,153	3,813	3,720	4,124	4,579	3,135	2,884	3,682	4,294	4,241	6,007
Money Market Funds	1,141	(1,761)	(181)	1,218	(4,434)	(1,167)	(1,260)	1,022	2,105	(374)	213	1,166	2,968
Average Interest-Earning Assets (7)
(in millions of dollars)	212,052	216,001	216,112	218,554	217,407	215,252	214,709	212,108	214,458	216,472	219,658	223,292	228,540	2%	8%

(1) October 2017 includes an inflow of $16.2 billion from a mutual fund clearing services client. June 2017 includes an inflow of $15.6 billion from a mutual fund clearing services client. February 2017 includes an outflow of $9.0 billion from a mutual fund clearing services client.
(2) Excludes Retirement Business Services.
(3) Periodically, the Company reviews its active account base. In July 2017, active brokerage accounts were reduced by approximately 48,000 as a result of low-balance closures.
(4) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(5) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(6) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7) Represents average total interest-earning assets on the Company’s balance sheet.